UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2009

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2009, the Compensation Committee of the Board of Directors of Clearwater Paper Corporation (the “Company”) approved a form of Performance Share Agreement and a form of Restricted Stock Unit Agreement to be used from time to time by the Company under the Company’s 2008 Stock Incentive Plan. Copies of the form of Performance Share Agreement and form of Restricted Stock Unit Agreement are attached hereto as Exhibits 10.11(iii) and 10.12(ii), respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.11(iii)	Clearwater Paper Corporation 2008 Stock Incentive Plan—Form of Performance Share Award, as amended and restated December 1, 2009, to be used for annual performance share awards approved subsequent to December 31, 2009.

10.12(ii)	Clearwater Paper Corporation 2008 Stock Incentive Plan—Form of Restricted Stock Unit Award, as amended and restated December 1, 2009, to be used for annual restricted stock unit awards approved subsequent to December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2009

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

10.11(iii)	Clearwater Paper Corporation 2008 Stock Incentive Plan—Form of Performance Share Award, as amended and restated December 1, 2009, to be used for annual performance share awards approved subsequent to December 31, 2009.

10.12(ii)	Clearwater Paper Corporation 2008 Stock Incentive Plan—Form of Restricted Stock Unit Award, as amended and restated December 1, 2009, to be used for annual restricted stock unit awards approved subsequent to December 31, 2009.

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